UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2019

NEW JERSEY RESOURCES CORPORATION
(Exact Name of registrant as specified in its charter)

New Jersey	001-08359	22-2376465
(State or Other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of Incorporation)

1415 Wyckoff Road
Wall, New Jersey		07719
(Address of Principal Executive Offices)		(Zip Code)

(732) 938-1480
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $2.50 par value	NJR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On September 10, 2019, the Board of Directors (the “Board”) of New Jersey Resources Corporation (the “Company” or “NJR”), pursuant to the recommendation of the Board’s Nominating/Corporate Governance Committee, increased the annual cash retainer payable to non-employee directors from $68,000 to $78,000, effective January 1, 2020. A summary of the Company’s 2020 non-employee director compensation is attached hereto as Exhibit 10.1 and incorporated by reference herein.

In addition, the Board, pursuant to the recommendation of the Board’s Leadership Development and Compensation Committee, determined the compensation of Mr. Laurence M. Downes as the non-executive Chairman of the Board, effective October 1, 2019. Mr. Downes will receive cash and equity compensation consistent with the Company’s Non-Employee Director Compensation Plan, as amended (the “2019 Plan”) through December 31, 2019, and an additional annual cash retainer (to be pro-rated based upon the number of days served) of $175,000. A description of the 2019 Plan can be found in Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 19, 2018, and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Announcement of the Appointment of Stephen D. Westhoven as President and Chief Executive Officer

In accordance with NJR’s previously announced succession plan, on September 10, 2019, the NJR Board formally appointed Stephen D. Westhoven President and Chief Executive Officer (“CEO”) of NJR and its principal subsidiaries, including New Jersey Natural Gas Company, effective October 1, 2019. Mr. Downes will retire from the position of CEO on September 30, 2019, and as Chairman of the Board at NJR’s Annual Meeting of Shareowners (the “Annual Meeting”) on January 22, 2020, both as previously announced.

Mr. Westhoven, who is 51, has served as President and Chief Operating Officer since October 2018 and previously served as Executive Vice President and Chief Operating Officer from November 2017 to September 2018, Senior Vice President and Chief Operating Officer at NJR Energy Services and NJR Clean Energy Ventures Corporation from October 2016 to November 2017, Senior Vice President of NJR Energy Services from May 2010 to September 2016, and as Vice President of NJR Energy Services from January 2004 to May 2010. Mr. Westhoven joined NJR in 1990.

In connection with Mr. Westhoven’s promotion to CEO, effective October 1, 2019, the Board approved an annual base salary of $750,000 and a target award opportunity of 100 percent of base salary and 200 percent of base salary under the Company’s Officer Annual Incentive Plan and Long-Term Incentive Plan, respectively.

Except as previously disclosed in Item 5 of the Company’s Quarterly Report on Form 10-Q filed on August 6, 2019 (which is incorporated herein by reference), Mr. Westhoven has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Announcement of the Election of James DeGraffenreidt to the NJR Board

On September 10, 2019, the Board increased the size of the Board from twelve to thirteen directors and elected James DeGraffenreidt as a director, effective November 11, 2019. The term of Mr. DeGraffenreidt will expire at the Annual Meeting. The committees of the Board to which the new director will be named have not been determined at this time.

In connection with his election, Mr. DeGraffenreidt will receive cash and equity compensation consistent with the 2019 Plan. Other than this standard compensation arrangement, there are no arrangements or understandings between Mr. DeGraffenreidt and any other person pursuant to which he was elected as a director. Mr. DeGraffenreidt is not a party to a transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

NJR issued a press release announcing Mr. DeGraffenreidt’s election (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
10.1	Summary of 2020 Non-Director Employee Compensation Plan
99.1	Press Release dated September 16, 2019
104	Cover page from this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION

Date: September 16, 2019	By:	/s/ Patrick J. Migliaccio
Patrick J. Migliaccio
Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Summary of 2020 Non-Director Employee Compensation Plan
99.1	Press Release dated September 16, 2019
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL